UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2024

Sharps Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

001-41355	82-3751728
(Commission File Number)	(IRS Employer Identification No.)

105 Maxess Road, Melville, New York 11747

(Address of Principal Executive Offices)

(631) 574 -4436

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	STSS	NASDAQ Capital Market
Common Stock Purchase Warrants	STSSW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 24, 2024, Sharps Technology, Inc., a Nevada corporation (the “Company”), entered into a Supply Agreement (the “Supply Agreement”) with Stericare Solutions, LLC, a Texas limited liability company, (“Stericare”), pursuant to which Stericare agreed to purchase 520 million units of 10ml PP Sologard syringes from the Company. The specific purchase price is confidential and redacted from the Supply Agreement filed herewith but revenues are expected in excess of $50M. Pursuant to the Supply Agreement, Stericare has agreed to purchase 520 million units of 10ml PP Sologard syringes in the following increments: 40 million units in the first year, and 120 million units every year for the remaining life of the Supply Agreement. The Supply Agreement has a five (5) year term commencing upon the initial delivery of product to the point of entry in USA, targeted for November 1, 2024 (the “Initial Term”). Upon expiration of the Initial Term, the Supply Agreement will automatically renew for additional one (1) year periods (each, a “Renewal Term”), unless a party gives the other party written notice of termination at least ninety (90) days prior to the end of the Initial Term or Renewal Term. The Agreement may be terminated by either party upon written notice to the other party if the other party breaches any material term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice thereof. The Agreement may be terminated by either party upon written notice to the other party if the other party becomes insolvent, makes an assignment for the benefit of creditors, or a petition under any bankruptcy or insolvency Law is filed by or against such party and is not dismissed within 120 days. If either party is acquired by a competitor of the other party, then either party can terminate the Agreement with six (6) months written notice.

The foregoing is a summary description of certain terms of the Supply Agreement. For a full description of all terms, please refer to the copy of the Supply Agreement that is incorporated by reference and filed herewith as Exhibit 1.0.

Item 7.01 Regulation FD Disclosure

On July 25, 2024, Sharps Technology, Inc. (the “Company”) issued a press release announcing that it has entered into a five-year agreement with Stericare Solutions, LLC to supply them with customized 10mL SoloGard syringes, thus selling out the available manufacturing capacity for the 10mL SoloGard disposable syringe in the Company’s EU facility.

A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

Exhibits 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Supply Agreement, dated July 24, 2024, by and among Sharps Technology, Inc. and Stericare Solutions, LLC
99.1	Press Release dated July 25, 2024
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2024

SHARPS TECHNOLOGY, INC.

/s/ Robert Hayes
Robert Hayes
Chief Executive Officer